                                                                    Exhibit 99.1

[CERES GROUP, INC. LOGO]     CERESNEWSCERESNEWSCERESNEWSCERESNEWSCERESNEWS
                             CERESNEWSCERESNEWSCERESNEWSCERESNEWSCERESNEWS
                             CERESNEWSCERESNEWSCERESNEWSCERESNEWSCERESNEWS


                                       FOR FURTHER INFORMATION:
                                       David I. Vickers, Chief Financial Officer
                                       (440) 878-2941

                                       Gayle M. Vixler, Senior Vice President
                                       (440) 572-8848

                 CERES GROUP REPORTS THIRD QUARTER 2004 RESULTS
                       AND UPDATES 2004 EARNINGS GUIDANCE

CLEVELAND, OH, NOVEMBER 2, 2004

FOR THE QUARTER:
-    Net operating income of $4.4 million ($0.13 per share)
-    Net income of $5.4 million ($0.16 per share)
-    Senior Segment pre-tax operating income of $5.7 million
-    Medical Segment pre-tax operating income of $1.5 million

FOR THE NINE MONTHS:
-    Net operating income of $13.4 million ($0.38 per share)
-    Net income of $16.5 million ($0.47 per share)
-    Senior Segment pre-tax operating income of $13.3 million
-    Medical Segment pre-tax operating income of $9.0 million

Ceres Group, Inc. (NASDAQ: CERG) today reported net operating income of $4.4 million ($0.13 per share), excluding $0.1 million from net realized investment gains for the third quarter of 2004, a $2.1 million ($0.06 per share) charge from the previously announced California litigation settlements, and a $3.0 million ($0.09 per share) benefit related to a decrease in the valuation allowance for deferred taxes. This compares to net operating income of $4.1 million ($0.12 per share) for the third quarter of 2003, excluding $0.1 million from net realized investment gains. Net income was $5.4 million ($0.16 per share) in the third quarter of 2004, compared to $4.2 million ($0.12 per share) for the third quarter of 2003.

For the first nine months of 2004, the company reported net operating income of $13.4 million ($0.38 per share), excluding $0.3 million from net realized investment gains ($0.01 per share), a $2.1 million ($0.06 per share) charge from the previously announced California litigation settlements, and a $5.0 million ($0.14 per share) benefit related to a decrease in the valuation allowance for deferred taxes. This compares to net operating income of $11.4 million ($0.33 per share) for the first nine months of 2003, excluding $0.9 million ($0.03 per share) from net realized investment gains, $2.7 million ($0.08 per share) related to a decrease in the valuation allowance for deferred taxes, and income of $3.6 million ($0.11 per share) from the discontinued operations of Pyramid Life Insurance Company, a subsidiary that was sold on March 31, 2003. Net income was $16.5 million ($0.47 per share) in the

Ceres Group, Inc.
Page 2

first nine months of 2004, compared to $18.5 million ($0.54 per share) for the first nine months of 2003, including $3.6 million ($0.11 per share) from discontinued operations.

"In the third quarter, both of our business segments had continued operating profits and increased new sales over last year," said Tom Kilian, president and chief executive officer of Ceres. "While results in our Medical Segment are on track, our Senior Segment results were not as strong as we had anticipated due to a higher than expected loss ratio on our Medicare supplement block. As we finish the year, we will continue to focus on profitable growth and maximizing results in both of our segments."

SEGMENT RESULTS
---------------
Ceres reports its financial results in two primary business segments: Senior and Medical. For 2003, the segment results exclude the discontinued operations of Pyramid Life Insurance Company.

SENIOR SEGMENT (MEDICARE SUPPLEMENT, LONG-TERM CARE, DENTAL, LIFE INSURANCE, AND ANNUITIES)
Pre-tax operating income for the quarter was $5.7 million, compared to $4.8 million in the third quarter of 2003. Pre-tax income for the quarter was $5.8 million, compared to $4.9 million in 2003. Pre-tax operating income for the first nine months was $13.3 million, compared to $12.6 million for the first nine months of 2003. Pre-tax income for the first nine months was $13.4 million, compared to $13.2 million for the same period of 2003.

Benefits, claims, losses and settlement expenses in the Senior Segment were $34.5 million, compared to $32.2 million for the third quarter of 2003. The Senior Segment benefit and claims loss ratio was 74.7%, compared to 74.1% in the third quarter of 2003. Improved long-term care experience and favorable development in long-term care reserves were more than offset by an increase in the Medicare supplement loss ratio. The Medicare supplement loss ratio for the third quarter of 2004 was 75.2% compared to 63.7% in the same quarter of last year and 72.2% in the second quarter of 2004. The company previously believed that the Medicare supplement loss ratio would be lower in the second half of the year due to the moderation of a higher claim trend, as well as the historical seasonality of this product. The company now expects only a marginal moderation of the higher claim trend and a reduced positive impact due to seasonality.

For the nine months, benefits, claims, losses and settlement expenses in the Senior Segment were $101.8 million, compared to $96.6 million for the first nine months of 2003. The Senior Segment benefit and claims loss ratio was 75.6%, compared to 75.1% for the first nine months of 2003. The Medicare supplement loss ratio continued to be higher than expected for the first nine months, as well as compared to the same period a year ago. The Medicare supplement loss ratio for the first nine months of 2004 was 72.3% compared to 67.5% in 2003. The increase is primarily a result of an increase in claims frequency that was previously expected to moderate in the second half of the year.

"We continue to analyze the loss ratios and pricing for our Medicare supplement products, and are currently conducting a study to gain more information on this unexpected increase in claim frequency," Kilian said.

"Sales of Medicare supplement, our primary senior product, rose compared with the same quarter and year-to-date results last year, and we expect this to contribute to future premium growth," Kilian added. "During the quarter, we released two new supplemental senior products: a hospital income plan and short-term convalescent care. We will continue to work on expanding this segment by

Ceres Group, Inc.
Page 3


offering our distribution partners additional products and portfolio refinements. At the same time, we will focus on the markets which are most competitive for us."

MEDICAL SEGMENT (CATASTROPHIC AND COMPREHENSIVE MEDICAL PLANS)
Pre-tax operating income for the quarter was $1.5 million, compared to pre-tax operating income of $2.3 million for the third quarter of 2003. Including the $3.25 million charge for the California litigation settlements, the company reported a pre-tax loss for the quarter of $1.8 million, compared to pre-tax income of $2.3 million for the same period in 2003. Pre-tax operating income for the nine months was $9.0 million, compared to $7.4 million for the first nine months of 2003. Pre-tax income for the first nine months of 2004, including the California litigation settlements, was $5.8 million compared to $7.7 million for the same period in 2003.

As the company previously announced, it settled two California lawsuits (one class action) pending against it and several of its insurance subsidiaries related primarily to challenges to premium increases for California holders of major medical policies issued by its subsidiaries. The settlements include payments to class members and others, as well as certain attorneys' fees and costs. The company recorded a pre-tax charge of $3.25 million ($2.1 million after tax or $0.06 per share) in the third quarter of 2004. Although the final amount of the settlement payout may vary, the company believes that the ultimate payout will not materially exceed this amount. These California litigation settlements do not involve any admission of wrongdoing by the company or any subsidiary.

Benefits, claims, losses and settlement expenses in the Medical Segment were $44.5 million, compared to $53.3 million in the third quarter of 2003. The Medical Segment benefit and claims loss ratio was 74.0%, compared to 73.5% for the third quarter of 2003.

For the nine months, benefits, claims, losses and settlement expenses in the Medical Segment were $131.2 million, compared to $174.6 million for the first nine months of 2003. The Medical Segment benefit and claims loss ratio was 69.8%, compared to 73.8% for the first nine months of 2003. This improvement was primarily due to favorable run-off of prior year claim reserves.

"Our target marketing strategy continues to produce positive results for this segment," Kilian said. "New sales improved significantly over the same quarter and year-to-date results last year. Additionally, we remain encouraged by the early sales results of our health savings account (HSA) product, which now comprises approximately half of our new sales to small employer groups. Through a banking partnership, we are providing our agents and clients with an easy, no-fee system for establishing a health savings account. Our distributors recognize HSA-qualified plans as a niche product, which fits well with our overall marketing strategy. To ensure stability going forward, we will keep an ongoing focus on products and pricing as we target our most profitable states."

OUTLOOK
-------
"For the balance of the year, we plan to continue to carefully manage both of our business segments for profitability," Kilian said. "We are analyzing our loss ratios to make product and pricing adjustments as necessary, while monitoring claims inventories which are currently at low levels.

"We are optimistic about our sales results," Kilian added. "We have restructured our internal sales and marketing units, with an emphasis on providing ongoing support that will enable agents to sell both our medical and senior products.

Ceres Group, Inc.
Page 4

However, as a result of the continued higher than expected Medicare supplement loss ratio, the company is adjusting its guidance for the full year. The company now anticipates net operating income per diluted share of $0.45 for the full year 2004 versus its prior estimate of $0.53 per diluted share. Net operating income excludes certain items that, in the opinion of management, are not indicative of overall operating trends. In the company's results for the first nine months of 2004 and its outlook for 2004, net operating income excludes the impact of net realized investment gains, the California litigation settlements, and reductions in the deferred tax valuation allowance.

"While we are disappointed that we had to adjust our full year 2004 earnings guidance downward, we remain optimistic about our financial condition," Kilian said. "We plan to continue to focus on strengthening our balance sheet as shown by the increase in our book value (equity per common share before accumulated other comprehensive income) for the last seven consecutive quarters. In addition, our total debt-to-equity ratio remains low and the statutory capital and surplus of our primary insurance subsidiaries remains strong."

A conference call with management regarding third quarter 2004 results is scheduled for 9:00 a.m. (Eastern) on Wednesday, November 3, 2004. To listen to the live conference call over the Internet, go to www.ceresgp.com or http://phx.corporate-ir.net/playerlink.zhtml?c=71415&s=wm&e=960227. To listen to the webcast, please log onto this site at least 15 minutes prior to the call to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available after the call.

                           FINANCIAL TABLES TO FOLLOW


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Ceres Group, Inc.
Page 5


                       CERES GROUP, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                    UNAUDITED
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                              THREE MONTHS ENDED             NINE MONTHS ENDED
                                                                                 SEPTEMBER 30,                 SEPTEMBER 30,
                                                                           -------------------------      ------------------------
                                                                             2004             2003           2004           2003
                                                                           ---------       ---------      ---------      ---------
REVENUES
  Premiums, net
       Medical                                                             $  60,097       $  72,593      $ 187,989      $ 236,754
       Senior and other                                                       46,182          43,439        134,698        128,698
                                                                           ---------       ---------      ---------      ---------
               Total premiums, net                                           106,279         116,032        322,687        365,452
  Net investment income                                                        6,285           6,588         19,234         18,572
  Net realized gains                                                             163             184            401          1,330
  Fee and other income                                                         4,463           6,758         13,565         20,496
  Amortization of deferred reinsurance gain                                      337             355          1,098          1,431
                                                                           ---------       ---------      ---------      ---------
                                                                             117,527         129,917        356,985        407,281
                                                                           ---------       ---------      ---------      ---------
  BENEFITS, LOSSES AND EXPENSES
  Benefits, claims, losses and settlement expenses
       Medical                                                                44,468          53,327        131,167        174,632
       Senior and other                                                       34,494          32,200        101,802         96,604
                                                                           ---------       ---------      ---------      ---------
               Total benefits, claims, losses and settlement expenses         78,962          85,527        232,969        271,236
  Selling, general and administrative expenses                                34,528          35,713        101,102        111,101
  Net amortization and change in acquisition costs and value
     of business acquired                                                        187           1,756          4,626          4,813
  Interest expense and financing costs                                           169             291            507          1,026
                                                                           ---------       ---------      ---------      ---------
                                                                             113,846         123,287        339,204        388,176
                                                                           ---------       ---------      ---------      ---------
  Income from continuing operations before federal income taxes                3,681           6,630         17,781         19,105
  Federal income tax expense (benefit)                                        (1,729)          2,430          1,305          4,197
                                                                           ---------       ---------      ---------      ---------
  INCOME FROM CONTINUING OPERATIONS                                            5,410           4,200         16,476         14,908
                                                                           ---------       ---------      ---------      ---------

  Discontinued operations
     Income from operations of Pyramid Life (less tax expense of
         $3,223)                                                                   -               -              -          5,732
     Loss on sale of Pyramid Life (less tax benefit of $79)                        -               -              -         (2,149)
                                                                           ---------       ---------      ---------      ---------

  INCOME FROM DISCONTINUED OPERATIONS                                              -               -              -          3,583
                                                                           ---------       ---------      ---------      ---------

  NET INCOME                                                               $   5,410       $   4,200      $  16,476      $  18,491
                                                                           =========       =========      =========      =========

  BASIC EARNINGS PER SHARE
     Continuing operations                                                 $    0.16       $    0.12      $    0.48      $    0.43
     Discontinued operations                                                       -               -              -           0.11
                                                                           ---------       ---------      ---------      ---------
     Net income                                                            $    0.16       $    0.12      $    0.48      $    0.54
                                                                           =========       =========      =========      =========

  DILUTED EARNINGS PER SHARE
     Continuing operations                                                 $    0.16       $    0.12      $    0.47      $    0.43
     Discontinued operations                                                       -               -              -           0.11
                                                                           ---------       ---------      ---------      ---------
     Net income                                                            $    0.16       $    0.12      $    0.47      $    0.54
                                                                           =========       =========      =========      =========
  Basic weighted average shares outstanding                                   34,495          34,340         34,450         34,291
  Diluted weighted average shares outstanding                                 34,755          34,395         35,025         34,310

Ceres Group, Inc.
Page 6


                       CERES GROUP, INC. AND SUBSIDIARIES
                  RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
                                    UNAUDITED
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

         In this press release, the company presented net operating income, net operating income per share, and Medical and Senior Segment pre-tax operating income, which are non-GAAP financial measures. Management uses non-GAAP financial measures to evaluate the company's performance for the periods presented, and believes that these measures of profitability provide a meaningful presentation of the underlying earnings of the company's operations. Net operating income, net operating income per share, and Medical and Senior Segment pre-tax operating income exclude certain items that, in the opinion of management, may not be indicative of overall operating trends. These non-GAAP measures should not be considered an alternative to measurements required by GAAP. Ceres' calculation of these measures may differ from similar measures used by other companies and investors should be careful when comparing the company's non-GAAP financial measures to those of other companies.

         For the periods presented, net operating income, net operating income per share, and Medical and Senior Segment pre-tax operating income exclude the results of the discontinued operations of Pyramid Life Insurance Company (a subsidiary that was sold on March 31, 2003), realized gains on the sale of investments, the California litigation settlements, and reductions to the valuation allowance for deferred taxes. The following is a reconciliation to the most directly comparable GAAP financial measure:

                                                                 THREE MONTHS ENDED             NINE MONTHS ENDED
                                                                    SEPTEMBER 30,                 SEPTEMBER 30,
                                                               -----------------------       -----------------------
                                                                 2004           2003           2004           2003
                                                               --------       --------       --------       --------
NET OPERATING INCOME
Net operating income                                           $  4,367       $  4,081       $ 13,377       $ 11,353
Net realized gains                                                  163            184            401          1,330
Income taxes on net realized gains(1)                               (57)           (65)          (140)          (466)
California litigation settlements                                (3,250)             -         (3,250)             -
Income taxes on California litigation settlements(1)              1,138              -          1,138              -
Reduction of the valuation allowance for deferred taxes           3,049              -          4,950          2,691
                                                               --------       --------       --------       --------
Income from continuing operations                              $  5,410       $  4,200       $ 16,476       $ 14,908
                                                               ========       ========       ========       ========

NET OPERATING INCOME PER SHARE DATA (DILUTED)
Net operating income per share                                 $   0.13       $   0.12       $   0.38       $   0.33
Net realized gains, net of tax(1)                                     -              -           0.01           0.03
California litigation settlements, net of tax(1)                  (0.06)             -          (0.06)             -
Reduction of the valuation allowance for deferred taxes            0.09              -           0.14           0.08
                                                               --------       --------       --------       --------
Net income per share from continuing operations                $   0.16       $   0.12       $   0.47       $   0.43
                                                               ========       ========       ========       ========



SENIOR SEGMENT PRE-TAX OPERATING INCOME
Senior Segment pre-tax operating income                        $  5,732       $  4,795       $ 13,342       $ 12,577
Net realized gains                                                   56             77             47            661
                                                               --------       --------       --------       --------
Senior Segment profit before federal income taxes              $  5,788       $  4,872       $ 13,389       $ 13,238
                                                               ========       ========       ========       ========

MEDICAL SEGMENT PRE-TAX OPERATING INCOME
Medical Segment pre-tax operating income                       $  1,486       $  2,285       $  9,009       $  7,378
Net realized gains (losses)                                          (6)            (3)            20            343
California litigation settlements                                (3,250)             -         (3,250)             -
                                                               --------       --------       --------       --------
Medical Segment profit (loss) before federal income taxes      $ (1,770)      $  2,282       $  5,779       $  7,721
                                                               ========       ========       ========       ========

(1) Taxes on net realized gains and the California litigation settlements are based upon a 35% effective tax rate for all periods.

Note: Income per share amounts may not total due to rounding of individual components.


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Ceres Group, Inc.
Page 7

                       CERES GROUP, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                         SEPTEMBER 30,  DECEMBER 31,
                                                             2004          2003
                                                           --------      --------
                                                         (UNAUDITED)
ASSETS
Investments                                                $484,128      $484,280
Cash and cash equivalents                                    31,058        26,394
Reinsurance receivable                                      135,534       143,397
Deferred acquisition costs                                   66,412        69,609
Value of business acquired                                   11,432        13,034
Goodwill and licenses                                        14,097        14,097
Other assets                                                 21,175        23,103
                                                           --------      --------
    TOTAL ASSETS                                           $763,836      $773,914
                                                           ========      ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Policy liabilities and benefits accrued                    $491,341      $504,493
Deferred reinsurance gain                                     8,357         9,456
Other policyholders' funds                                   17,102        20,821
Debt                                                         11,313        13,000
Other liabilities                                            33,061        41,005
                                                           --------      --------
    TOTAL LIABILITIES                                       561,174       588,775
Stockholders' equity                                        202,662       185,139
                                                           --------      --------
    TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY             $763,836      $773,914
                                                           ========      ========


Equity per common share:

     After accumulated other comprehensive income(1)       $   5.88      $   5.38

     Before accumulated other comprehensive income(1)          5.65          5.17

Book value per share excluding goodwill and licenses           5.47          4.97

---------

(1) Accumulated other comprehensive income relates primarily to the net unrealized gain (loss) on available-for-sale securities.

Ceres Group, Inc.
Page 8


                       CERES GROUP, INC. AND SUBSIDIARIES
                              INDUSTRY SEGMENT DATA
            (EXCLUDING OPERATIONS OF PYRAMID LIFE INSURANCE COMPANY)
                                    UNAUDITED
                                 (IN THOUSANDS)

                                                                         THREE MONTHS ENDED                 NINE MONTHS ENDED
                                                                            SEPTEMBER 30,                     SEPTEMBER 30,
                                                                     --------------------------        --------------------------
                                                                       2004             2003             2004             2003
                                                                     ---------        ---------        ---------        ---------
MEDICAL
    Revenues
         Net premiums                                                $  60,097        $  72,593        $ 187,989        $ 236,754
         Net investment income                                             964            1,315            3,458            4,248
         Net realized gains (losses)                                        (6)              (3)              20              343
         Other income                                                    4,236            4,934           12,893           16,956
                                                                     ---------        ---------        ---------        ---------
                                                                        65,291           78,839          204,360          258,301
                                                                     ---------        ---------        ---------        ---------
    Expenses
         Benefits and claims                                            44,468           53,327          131,167          174,632
         Other operating expenses                                       22,593           23,230           67,414           75,948
                                                                     ---------        ---------        ---------        ---------
                                                                        67,061           76,557          198,581          250,580
                                                                     ---------        ---------        ---------        ---------
    Segment profit (loss) before federal income taxes                $  (1,770)       $   2,282        $   5,779        $   7,721
                                                                     =========        =========        =========        =========

SENIOR AND OTHER
    Revenues
         Net premiums                                                $  46,182        $  43,439        $ 134,698        $ 128,698
         Net investment income                                           5,317            5,268           15,772           14,319
         Net realized gains                                                 56               77               47              661
         Other income                                                      564            2,173            1,770            4,965
                                                                     ---------        ---------        ---------        ---------
                                                                        52,119           50,957          152,287          148,643
                                                                     ---------        ---------        ---------        ---------
    Expenses
         Benefits and claims                                            34,494           32,200          101,802           96,604
         Other operating expenses                                       11,837           13,885           37,096           38,801
                                                                     ---------        ---------        ---------        ---------
                                                                        46,331           46,085          138,898          135,405
                                                                     ---------        ---------        ---------        ---------
    Segment profit before federal income taxes                       $   5,788        $   4,872        $  13,389        $  13,238
                                                                     =========        =========        =========        =========

CORPORATE AND OTHER
    Revenues
         Net investment income                                       $       4        $       5        $       4        $       5
         Net realized gains                                                113              110              334              326
         Other income                                                        -                6                -                6
                                                                     ---------        ---------        ---------        ---------
                                                                           117              121              338              337
                                                                     ---------        ---------        ---------        ---------

    Expenses
         Interest expense and financing costs                              169              291              507            1,026
         Other operating expenses                                          285              354            1,218            1,165
                                                                     ---------        ---------        ---------        ---------
                                                                           454              645            1,725            2,191
                                                                     ---------        ---------        ---------        ---------
         Segment loss before federal income taxes                    $    (337)       $    (524)       $  (1,387)       $  (1,854)
                                                                     =========        =========        =========        =========

INCOME FROM CONTINUING OPERATIONS BEFORE
    FEDERAL INCOME TAXES                                             $   3,681        $   6,630        $  17,781        $  19,105
                                                                     =========        =========        =========        =========

Medical loss ratio                                                        74.0%            73.5%            69.8%            73.8%
Senior loss ratio                                                         74.7%            74.1%            75.6%            75.1%
Overall loss ratio                                                        74.3%            73.7%            72.2%            74.2%

Ceres Group, Inc.
Page 9



ABOUT CERES GROUP
Ceres Group, Inc., through its insurance subsidiaries, provides a wide array of health and life insurance products through two primary business segments. Ceres' Medical Segment includes major medical health insurance for individuals, families, associations and small businesses. The Senior Segment includes senior health, life and annuity products for Americans age 55 and over. To help control medical costs, Ceres also provides medical cost management services to its insureds. Ceres' nationwide distribution channels include independent agents and its electronic distribution system. Ceres is included in the Russell 3000(R) Index. For more information, visit www.ceresgp.com.

This news release contains certain forward-looking statements with respect to the financial condition, results of operations and business of the company. Forward-looking statements are statements other than historical information or statements of current condition. In light of the risks and uncertainties inherent in all future projections, the inclusion of forward-looking statements herein should not be regarded as representation by the company or any other person that the objectives or plans of the company will be achieved. Many factors could cause actual results to differ materially from those contemplated by such forward-looking statements, including, among others, failure to accurately predict claims liabilities, rising healthcare costs, business conditions and competition in the healthcare industry, developments in healthcare reform and other regulatory issues (including failure to meet statutory capital requirements), adverse outcomes in litigation and related matters, ability to develop and administer competitive products, performance of our reinsurers, failure to comply with financial and other covenants in our loan agreements, and the failure to successfully implement the business plans for the company and its subsidiaries. This review of important factors should not be construed as exhaustive. Investors and others should refer to Ceres' filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2003, and its quarterly reports on Form 10-Q and other periodic filings, for a description of the foregoing and other factors. Ceres undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                                       ###